Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee
Yadkin Financial Corporation
Raleigh, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-167861 on Form S-8 of our report dated June 26, 2015, with respect to the financial statements and supplemental schedule of the Yadkin Bank 401(k) Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2014.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
June 26, 2015